Exhibit 10.1

Execution Copy

THE MEMBERSHIP INTERESTS CREATED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS.  EXCEPT AS SPECIFICALLY OTHERWISE PROVIDED IN THIS AGREEMENT, THE INTERESTS MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY BE LEGALLY EFFECTED WITHOUT SUCH REGISTRATION.  ADDITIONAL RESTRICTIONS ON TRANSFER AND SALE ARE SET FORTH IN THIS AGREEMENT.

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

AF-CH-HH, LLC

(a Delaware Limited Liability Company)

i

Table of Contents

(CONTINUED)

Table of Contents

(CONTINUED)

EXHIBITS AND SCHEDULES

Exhibit A - Allocations of Profit and Loss and Other Tax Matters
Exhibit B - Name, Capital Contributions and Units

Schedule 4.2(b) — Additional Capital Contributions with respect to Excluded Agencies

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
AF-CH-HH, LLC

(a Delaware Limited Liability Company)

This Amended and Restated Limited Liability Company Agreement (the “Agreement”) is entered into and effective as of December 31, 2016, by and between CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“CHS”), and NATIONAL HEALTH INDUSTRIES, INC., a Delaware corporation (“AFAM”).

WITNESSETH

WHEREAS, AF-CH-HH, LLC f/k/a Community Health United Home Care, LLC, a Delaware limited liability company (the “Company”), was formed by CHS on September 2, 2008 and is governed by a Limited Liability Company Agreement dated September 2, 2008 (the “Initial LLC Agreement”); and

WHEREAS, pursuant to the terms, and subject to the conditions, of that certain Equity Purchase Agreement dated as of October 14, 2016, among AFAM and its affiliates and CHS and its affiliates (the “Purchase Agreement”), CHS sold an 80% limited liability company membership interest in the Company to AFAM, with the closing of such sale occurring on December 30, 2016, and the “Effective Time” being 12:00.01 a.m., December 31, 2016; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, including AFAM’s acquisition of an 80% limited liability company membership interest in the Company, AFAM and CHS desire to amend and restate the Initial LLC Agreement in its entirety.

NOW THEREFORE, in consideration of the mutual promises, covenants and undertakings hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Initial LLC Agreement is hereby amended and restated in its entirety to read as follows:

I.                                        DEFINITIONS.

As used herein, including Exhibit A, the following terms have the following meanings:

“Act” means the Delaware Limited Liability Company Act (6 Del. C. Section 18 101 et seq.), as amended from time to time.

“Additional Capital Contribution” has the meaning set forth in Section 4.2.

“Additional Member” means a Person who is admitted into the Company as a Member pursuant to the terms of Section 13.3.

“AFAM Affiliate” means any Affiliate of AFAM (other than a natural person).

“AFAM Member” means AFAM or any AFAM Affiliate who is a Member from time to time.

“AFAM Parent” means Almost Family, Inc., a Delaware corporation.

“AF-CH-HH Subsidiary” means an entity that is wholly or partly owned by the Company.

“Affiliate” means, with respect to any Member, (i) any Person that directly or indirectly controls, is controlled by, or is under common control with, such Member, (ii) any Person of which such Member owns fifty percent (50%) or more of the outstanding voting securities, (iii) any Person of which such Member is an officer, director or general partner, or (iv) any child, grandchild (whether through marriage, adoption or otherwise), sibling (whether through adoption or otherwise), parent or spouse of a Member. As used in this definition of “Affiliate,” the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

“Affiliated Referring Providers” shall have the meaning set forth in Section 10.3.

“Agencies” means the home care and hospice agencies of the Company.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of AF-CH-HH, LLC, as from time to time amended pursuant to Section 17.10.

“Approval of the Board” or “Approved by the Board” means the vote, consent or approval of not less than a majority of the members of the Board of Directors.

“Approval of the Members” or “Approved by the Members” means the vote or approval of the Members (at a meeting duly called) whose aggregate Sharing Percentage is more than eighty percent (80%) at the time the proposed Company action is being considered for approval.  Such vote or approval shall constitute the action of the Members.

“Bankruptcy” means, as to any Member, the Member’s taking or acquiescing to the taking of any action seeking relief under, or advantage of, any applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law affecting the rights or remedies of creditors generally, as in effect from time to time.  For the purpose of this definition, the term “acquiescing” shall include, without limitation, the failure to file within the time specified by law, an answer or opposition to any proceeding against such Member under any such law and a failure to file, within thirty (30) days after its entry, a petition, answer or motion to vacate or to discharge any order, judgment or decree providing for any relief under any such law.

“Board of Directors” has the meaning set forth in Section 12.1.

“Board Representatives” shall have the meaning set forth in Section 17.1.

“Capital Account” shall have the meaning set forth in Section 4.3.

“Capital Contribution” means, as to any Member, the amount of cash or the Agreed Value (as defined in Exhibit A) of tangible or intangible property contributed to the Company by the Member (net of any liabilities secured by such property that the Company is considered to assume under or take subject to Section 752 of the Code), which amount is set forth opposite such Member’s name on Exhibit B under the heading “Capital Contribution.”

“Category A Directors” means the members of the Board of Directors elected or appointed from time to time by the AFAM Member.

“Category B Director” means the member of the Board of Directors elected or appointed from time to time by the CHS Member.

“Certificate” means the Certificate of Formation of the Company, dated September 2, 2008, as amended from time to time.

“CHS Affiliate” means any Affiliate of CHS (other than a natural person) or the CHS Parent.

“CHS Member” means CHS and any CHS Affiliate who is a Member from time to time.

“CHS Parent” means Community Health Systems, Inc., a Delaware corporation, and any successor in interest.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company” means AF-CH-HH, LLC, a Delaware limited liability company.

“Competing Business” means any business which offers services in competition with or similar to those offered by any of the Agencies in at least one of the counties where an Agency is licensed or Medicare-certified to provide services, including, but not limited to, any home care or hospice provider (but only if the business itself offers services in at least one of the counties where an Agency is licensed or Medicare-certified to provide services).

“Consumer Price Index” means the Consumer Price Index for All Urban Consumers - All Items (1982-84=100), published by the United States Bureau of Labor Statistics.  In the event that such Index is discontinued or is so changed as not to reflect substantially the same information as it does in 2016, then the index to be used for these computations shall be that index then published by the United States Bureau of Labor Statistics which most clearly reflects the increase or decrease in consumer prices for the periods in question.

“Contributing Members” shall have the meaning set forth in Section 4.2.

“Distributable Cash” shall be defined for the applicable period of time as (i) the sum of (a) all cash receipts of the Company from all sources during such period and (b) any reduction in Reserves established by the Board of Directors in prior periods, less (ii) the sum of (aa) all cash disbursements of the Company during such period of time, including without limitation, disbursements by the Company on behalf of or amounts withheld with respect to, Members of the Company in the capacity of Members, if any, debt service (including the payment of principal, premium and interest), capital expenditures and redemptions of Units in the Company pursuant to Section 736 of the Code, (bb) provision for the payment of all outstanding and unpaid cash obligations coming due or past due cash obligations of the Company, and (cc) additions to Reserves. Notwithstanding the foregoing, neither Capital Contributions, proceeds of loans to the Company, nor disbursements paid out of such proceeds shall be taken into account in determining Distributable Cash for any period.  The Board of Directors, by Approval of the Board consistent with the requirements of Section 8.3(b) and subject to the applicable requirements and restrictions set forth in any applicable senior loan agreement of the senior creditors of the AFAM Parent, shall determine any adjustments to the Reserves of the Company each quarter in connection with the determination of Distributable Cash.

“Hospital Offeror” has the meaning set forth in Section 14.3.

“Initial LLC Agreement” has the meaning set forth in the Recitals.

“Liability” shall have the meaning set forth in Section 17.1.

“Liquidator” means the Person who liquidates the Company under Article XVI.

“Management Agreement” means the Administrative and Management Services Agreement, of even date herewith, between the Manager and the Company.

“Management Company” shall be as defined in the Management Agreement.

“Manager” means the manager of the Company, which, initially, shall be the Management Company, or an Affiliate thereof, pursuant to the terms of the Management Agreement.

“Material Dispute” means the failure of the Category A Directors and the Category B Directors to agree with respect to any of the following items at two (2) consecutive meetings of the Board of Directors:

(i)                                     approval of the annual operating and capital budgets of the Company and any changes or amendments thereto;

(ii)                                  approving the incurrence, assumption or guaranty of any indebtedness in excess of $10,000,000 in the aggregate, other than trade payables or other short-term liabilities in the ordinary cause of business, except under the terms of the Cash Management Agreement; or

(iii)                               approving Additional Capital Contributions.

“Member” means the AFAM Member and the CHS Member and any Substituted Member or Additional Member, but excluding any Person who ceases to be a member of the Company pursuant to this Agreement.

“Noncontributing Member” shall have the meaning set forth in Section 4.2.

“Offeror” has the meaning set forth in Section 14.1.

“Person” means any individual, partnership, corporation, trust, limited liability company or other entity.

“Purchase Agreement” has the meaning given to that term in the Recitals.

“Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute proposed, temporary or final regulations.

“Reserves” shall mean the amount of cash established by the Board of Directors, by Approval of the Board, on a quarterly basis to be held in reserve and not distributed as a reserve for reasonably anticipated cash expenses within the next quarter, including any material losses, liabilities, damages or costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) associated with any material contingent liability that the Board of Directors, by Approval of the Board, reasonably believes the Company has suffered or is substantially likely to, suffer or incur.  In addition, “Reserves” shall include amounts reasonably necessary to satisfy the reasonably anticipated capital needs of the Company, including, without limitation, any amounts reasonably necessary for the repayment of indebtedness of the Company and specifically amounts need to repay on demand the amounts outstanding under the Revolving Line of Credit.

“Right of First Refusal” has the meaning set forth in Section 14.1.

“Selling Member” has the same meaning set forth in Section 14.1.

“Sharing Percentage” means, as to a Member, the percentage obtained by dividing the number of Units owned by such Member by the total number of Units owned by all Members.  The Members hereby agree that their Sharing Percentages shall constitute their “interests in the Company profits” for purposes of determining their respective shares of the Company’s “excess nonrecourse liabilities” (within the meaning of Section 1.752-3(a)(3) of the Regulations).

“Substituted Member” means any Person admitted to the Company as a Member pursuant to Section 13.2.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b).  Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Company’s method of accounting if they were deductible expenses.

“Unit Price” has the meaning set forth in Section 4.2.

“Units” means all or a certain percentage of the issued and outstanding ownership interests of the Company.  “Unit” means any one of the Units.

II.                                   ORGANIZATION.

2.1                               Formation.  The Company was formed by the filing of the Certificate with the Secretary of State of the State of Delaware on September 2, 2008.  Except as otherwise required by the Act or the Certificate, this Agreement shall govern the rights and liabilities of the Members.  Each Member’s name, Capital Contributions and Units shall be as set forth on Exhibit B.

2.2                               Name.  The name of the Company is “AF-CH-HH, LLC” and the business of the Company shall be conducted under that name or such other name or names as may be Approved by the Board from time to time.

2.3                               Principal Office.  The principal office of the Company shall be located at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky R40223, or at such other place or places in the Commonwealth of Kentucky as the Board of Directors may from time to time determine.

2.4                               Term.  The Company began on the date the Certificate was filed with the Secretary of State of the State of Delaware as provided in Section 2.1, and shall continue until the date on which the Company is dissolved pursuant to Article XV and thereafter, to the extent provided for by applicable law, until wound up and terminated pursuant to Article XVI.

2.5                               Registered Agent and Office.  The registered agent of the Company shall be Corporation Service Company and the registered office of the Company shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.  The registered office or the registered agent, or both, may be changed by the Board of Directors, by Approval of the Board, from time to time, and then upon filing the statement required by the Act.  The Company shall maintain at its registered office such records, if any, as may be specified by the Act.

2.6                               No State Law Partnership.  The Members intend that the Company will not be a partnership, limited partnership or joint venture, and that no Member will be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

2.7                               Delegation of Authority.  The Members hereby delegate, to the Board of Directors, their authority to manage and control the business and affairs of the Company.  The business and affairs of the Company shall be managed and controlled by the Board of Directors.  The Board of Directors has delegated certain authority and responsibilities to the “Management Company” (as defined in the Management Agreement) in accordance with the terms of this Agreement and the Management Agreement, subject to the ultimate authority and control of the Board of Directors as provided herein.

2.8                               Operation Through Subsidiaries.  The parties agree and acknowledge that the business of the Company may be conducted through one or more subsidiaries.  Any such subsidiary shall be operated in accordance with the terms of this Agreement and no actions may be taken through a subsidiary of the Company that could not otherwise be taken by the Company.  Any actions permitted to be taken by the Company in accordance with the terms of this Agreement may be taken by such subsidiaries with the same approvals required by this Agreement.

III.                              PURPOSES AND POWERS, NATURE OF THE COMPANY’S BUSINESS.

3.1                               Purposes.  The purpose of the Company is to own, operate and develop home health and hospice businesses and such other related healthcare businesses and generally to engage in such other business and activities and to do any and all other acts and things that the

Board of Directors deems necessary, appropriate or advisable from time to time in furtherance of the purposes of the Company as set forth in this Section 3.1.

3.2                               Powers.  Subject to the limitations contained in this Agreement and in the Act, the Company purposes as defined in Section 3.1 (the “Company Purposes”) may be accomplished by the Manager or the Board of Directors taking any action permitted under this Agreement that is customary or reasonably related to accomplishing the Company Purposes.

IV.                               CAPITAL CONTRIBUTIONS, LOANS, CAPITAL ACCOUNTS.

4.1                               Capital Contributions.  The interests of the Members shall be divided into Units.  Each of the Members has contributed to the capital of the Company the cash and other assets listed and described on Exhibit B, as the same may be amended from time to time pursuant to Section 17.10 to reflect the admission of new Members, transfers and other appropriate revisions to the information set forth therein.  Each of the Members has been issued the number of Units listed on Exhibit B.

4.2                               Additional Capital Contributions.

(a)                                 If funds are required for any expenditure of the Company necessary for the operation of the Company and/or any expansion of the Company as Approved by the Board, the Company shall seek such funds in the following order of priority: (i) cash generated by the operations of the Company; (ii) loans from AFAM or any AFAM Affiliate (the “Lender”) pursuant to the Revolving Line of Credit described in Section 4.6 and other loans on terms mutually agreeable to the Lender and the Company (with the Class B Director making such decisions with respect to the Company for purposes of this clause (ii)); and (iii) commercial loans from third parties on terms mutually agreeable to the Company and such third party lender(s), subject to the Approval of the Board consistent with the requirements of Section 8.3(b). If the Company has made commercially reasonable efforts to obtain the needed funds as set forth above and has been unable to do so, the Manager, upon the Approval of the Board consistent with the requirements of Section 8.3(b), shall have the right to request that the Members make additional capital contributions (“Additional Capital Contributions”) (pro rata in accordance with each Member’s Sharing Percentage) to the Company in excess of their then current Capital Contributions.  If the Manager, as Approved by the Board consistent with the requirements of Section 8.3(b), makes such a request, no Member shall be required to make such Additional Capital Contribution, provided that if any Member elects not to make a portion or all of the requested Additional Capital Contribution (a “Noncontributing Member”), the other Members (the “Contributing Members”) shall have the right to contribute to the Company the amount of cash that the Noncontributing Member or Members failed to contribute.  The Members shall have thirty (30) days from the Board of Directors’ request in which to elect to make or not make such Additional Capital Contributions.  If any Member makes an Additional Capital Contribution and any other Member fails to contribute any portion of the amount of Additional Capital Contribution requested of such Member, then, effective as of the end of such thirty (30) day period (or, if later, the date on which the Additional Capital Contributions are made), the Company shall be deemed to have issued the number of additional Units to the Contributing Members (without any further action by any Member or the Manager) equal to the quotient obtained by dividing the aggregate amount of the Additional Capital Contributions made by the Members by the “Unit Price”.  For this purpose, the “Unit Price” shall be the aggregate balance in the Capital Accounts of all the Members (determined as of immediately after taking into account any adjustments under Section 4.3(e) but before taking into account the Additional Capital Contributions) divided by the number of outstanding Units (determined without regard to the Units to be issued as a result of the Additional Capital Contributions).   Exhibit B shall be amended to reflect such change in the Members’ Units under this Section 4.2.

(b)                                 Notwithstanding Section 4.2(a) above, the CHS Member shall be obligated to make additional capital contributions on an on-going basis with respect to any cash distributions, any management fees or such other income that the CHS Member or a CHS Affiliate receives from the agencies identified on attached Schedule 4.2(b) (the “Excluded Agencies”) or with respect to any cash or non-cash proceeds the CHS Member or a CHS Affiliate receives from the sale or other transfer of the equity or assets of any Excluded Agency.  In this regard, to the extent that the CHS Member or a CHS Affiliate receives any management fees or distributions from the Excluded Agencies, including any cash or non-cash proceeds from the sale or other transfer of the equity or assets of any Excluded Agency, the CHS Member shall promptly contribute cash in an amount equal to all of such management fees or distributions to the Company.  This contribution by CHS shall not increase the Sharing Percentage of the CHS Member, be dilutive to the AFAM Member or obligate the AFAM Member to contribute any additional capital to the Company.

4.3                               Capital Accounts.  A Capital Account (herein so called) shall be established and maintained for each Member for the full term of this Agreement in accordance with the capital account maintenance rules of Section 1.704(b)(2)(iv) of the Regulations.  Each Member shall have only one Capital Account, regardless of the number or classes of Units or other interests in the Company owned by such Member and regardless of the time or manner in which such Units or other interests were acquired by such Member.  Pursuant to the basic capital account maintenance rules of Section 1.704-1(b)(2)(iv) of the Regulations, the balance of each Member’s Capital Account shall be:

(a)                                 increased by the amount of money contributed by such Member (or such Member’s predecessor in interest) to the capital of the Company pursuant to this Article IV and decreased by the amount of money distributed to such Member (or such Member’s predecessor in interest) pursuant to Articles VI and XVI;

(b)                                 increased by the fair market value of each property (determined without regard to Section 7701(g) of the Code) contributed by such Member (or such Member’s predecessor in interest) to the capital of the Company pursuant to this Article IV (net of all liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code) and decreased by the fair market value of each property (determined without regard to Section 7701(g) of the Code) distributed to such Member (or such Member’s predecessor in interest) by the Company pursuant to Article VI or XVI (net of all liabilities secured by such property that such Member is considered to assume or take subject to under Section 752 of the Code);

(c)                                  increased by the amount of each item of Company profit allocated to such Member (or such Member’s predecessor in interest) pursuant to Section 3.1 of Exhibit A;

(d)                                 decreased by the amount of each item of Company loss allocated to such Member (or such Member’s predecessor in interest) pursuant to Section 3.1 of Exhibit A; and

(e)                                  otherwise adjusted as follows:

(i)                                     effective immediately prior to any “Revaluation Event” (as defined in Exhibit A), the balances of all Members’ Capital Accounts shall be adjusted to reflect the manner in which items of profit or loss, as computed for book purposes, equal to the “Unrealized Book Gain Or Loss” (as defined in Exhibit A) then existing with respect to each Company property (to the extent not previously reflected in the Members’ Capital Accounts) would be allocated among the Members pursuant to Section 3.1 of Exhibit A if there were a taxable disposition of such property immediately prior to such Revaluation Event for its fair market value (as determined by the Manager taking Section 7701(g) of the Code into account);

(ii)                                  with respect to items of Company profit and loss, the balances of all the Members’ Capital Accounts shall be adjusted solely for allocations of such items, as computed for book purposes, under Section 3.1 of Exhibit A and shall not be adjusted for allocations of correlative Tax Items under Section 3.2 of Exhibit A;

(iii)                               immediately before giving effect under Section 4.3(b) to any adjustment attributable to the distribution of property to a Member, the balances of all the Members’ Capital Accounts first shall be adjusted to reflect the manner in which items of profit or loss, as computed for book purposes, equal to the Unrealized Book Gain Or Loss existing with respect to the distributed property (to the extent not previously reflected in the Members’ Capital Accounts) would be allocated among the Members pursuant to Section 3.1 of Exhibit A if there were a taxable disposition of such property on the date of such distribution by the Company for its fair market value at the time of such distribution (as agreed to in writing by the Members) taking Section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject); and

(iv)                              upon the transfer of all or part of any Unit or other interest in the Company, the Capital Account of the transferor Member, to the extent attributable to the transferred interest, shall carry over to the transferee Member; provided, however, if the transfer causes the termination of the Company for federal income tax purposes under Section 708(b)(1)(B) of the Code, the Capital Account that carries over to the transferee Member shall be subject to adjustment in accordance with Section 4.3(e)(i) in connection with the resulting constructive liquidation of the Company for federal income tax purpose;

4.4                               Additional Provisions Regarding Capital Accounts.

(a)                                 If, with the prior Approval of the Board, a Member pays any Company indebtedness or forgives any Company indebtedness owing to such Member, such payment or forgiveness shall be treated as a cash contribution by that Member to the capital of the Company, and the Capital Account of such Member shall be increased by the amount so paid by such Member. If the Members do not contribute to the repayment (or share in the forgiveness) in proportion to their then Sharing Percentages, the amount deemed contributed by the Members under this Section 4.4(a) shall be treated as an Additional Capital Contribution by such Members for purposes of Section 4.2(a).

(b)                                 Except as otherwise provided herein, no Member may contribute capital to, or withdraw capital from, the Company.  To the extent any monies which any Member is entitled to receive pursuant to the Agreement would constitute a return of capital, each of the Members consents to the withdrawal of such capital.

(c)                                  A loan by a Member to the Company shall not be considered a contribution of money to the capital of the Company, and the balance of such Member’s Capital Account shall not be increased by the amount so loaned.  No repayment of principal or interest on any such loan, reimbursement made to a Member with respect to advances or other payments made by such Member on behalf of the Company or payments of fees to a Member which are made by the Company shall be considered a return of capital or in any manner affect the balance of such Member’s Capital Account.

(d)                                 No Member with a deficit balance in its Capital Account shall have any obligation to the Company or any other Member to restore such deficit balance.  In addition, no venturer or partner in any Member shall have any liability to the Company or any other Member for any deficit balance in such venturer’s or partner’s capital account in the Member in which it is a partner or venturer.  Furthermore, a deficit Capital Account balance of a Member (or a capital account of a partner or venturer in a Member) shall not be deemed to be a liability of such Member (or of such venturer or partner in such Member) or a Company asset or property.  The provisions of this Section 4.4(d) shall not affect any Member’s obligation to make Capital Contributions to the Company that are required to be made by such Member pursuant to this Agreement.

(e)                                  Except as otherwise provided herein, no interest shall be paid on any capital contributed to the Company or the balance in any Member’s Capital Account.

(f)                                    All of the provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-l(b), and shall be interpreted and applied in a manner consistent with the Regulations.  If the Board of Directors determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or any of the Members) are computed in order to comply with the Regulations, the Board of Directors may make such modifications, provided that such modifications are not likely to have a material effect on the amounts distributable to any Member from the Company.  The Board of Directors shall also make appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations.

4.5                               Loans.  Subject to  Section 4.6 below, the Company may borrow money from, among others, any Member on such terms and conditions as shall be agreed to by the Board of Directors and such Member.  Subject to and except as otherwise provided in Section 4.6 below, the terms and conditions of any loan from a Member shall be no less favorable to the Company than the terms and conditions that could be obtained by the Company in an arm’s length transaction from an independent third-party and the decision of the Board of Directors with respect to such matter shall be determined solely by the class of Directors appointed by the Member that is not the party to the loan transaction.  If any Member makes any loan or loans to the Company, the amount of any such loan shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company.  Any Member’s loan to the Company shall, as determined by the Board of Directors, be repayable out of the Company’s excess cash, prior to any distribution of Distributable Cash.  None of the Members nor any of their Affiliates shall be obligated to loan money to the Company.

4.6                               Revolving Line of Credit.

(a)                                 AFAM agrees to make available to the Company a revolving line of credit with a maximum principal amount of up to $25,000,000 (the “Revolving Line of Credit”).  The cost of such credit to the Company will be the AFAM Parent’s cost of funds borrowed from its senior lenders.   In addition, the Company and its subsidiaries will be obligated to participate on the same terms as AFAM Parent’s wholly-owned direct and indirect subsidiaries in securing its senior credit facilities, which may require a pledge of assets by the Company.  The Revolving Line of Credit shall be incorporated into the Cash Management Agreement, as provided for in Section 7.1. Repayment of all outstanding interest and principal of the Revolving Line of Credit shall have priority of payment over distributions to the Members.

(b)                                 If the Company or its subsidiaries are required to contribute towards payment of AFAM Parent’s senior debt pursuant to a guaranty or security agreement, then AFAM and AFAM Parent agree, subject to restrictions in their senior debt agreements, to indemnify against and contribute to, the Company and/or its subsidiaries such amounts as are necessary to reimburse the Company and/or its subsidiaries for amounts in excess of the then-outstanding balance of the Revolving Line of Credit (i.e., payments to the senior lender would be treated for purposes of the line of credit as payments credited towards the outstanding balance of the line of credit).

(c)                                  Neither CHS nor the CHS Affiliates will be obligated to guarantee the Revolving Line of Credit or AFAM Parent’s senior loan facilities.

V.                                    ALLOCATIONS OF INCOME AND LOSSES.

All items of income or loss of the Company shall be allocated to the Members in accordance with the provisions of Exhibit A, which is hereby incorporated by reference for all purposes of this Agreement.

VI.                               DISTRIBUTIONS.

6.1                               Distribution of Distributable Cash.  Except as may be otherwise provided in Section 16.3, or as may otherwise be prohibited or required by applicable law, Distributable Cash shall be distributed on a quarterly basis unless otherwise determined by the Approval of the Board consistent with the requirements of Section 8.3(b).  All distributions of Distributable Cash shall be made pro rata to the Members in accordance with their respective Sharing Percentages.

6.2                               Compensation or Reimbursement to the Manager.  Authorized amounts payable as compensation or reimbursement to the Manager or to any Person other than in its capacity as a Member, such as for services rendered, goods purchased or money borrowed, shall not be treated as a distribution for purposes of Section 6.1.

6.3                               Amounts Withheld.  All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment of taxes of Members or distribution to the Members shall be treated as amounts distributed to the Members pursuant to this Article VI for all purposes under this Agreement.

6.4                               Distributions in Kind.  No Member shall have the right to demand or receive distributions of property other than cash.  Except as provided in Article XVI, distributions in kind of Company property shall be made only with the consent of the Board of Directors and only at a value agreed to by the Board of Directors.  Prior to any such distribution in kind, the difference between such agreed value and the book value of such property shall be credited or charged, as the case may be, to the Members’ (and assignees’) Capital Accounts in proportion to their Sharing Percentages.  Upon the distribution of such property, such agreed value shall be charged to the Capital Accounts of the Members (or assignees) receiving such distribution.

VII.                          BANK ACCOUNTS, BOOKS OF ACCOUNT, TAX COMPLIANCE AND FISCAL YEAR.

7.1                               Bank Accounts; Investments.  The Manager may (i) establish one or more bank accounts as provided in Section 8.1(f) into which all Company funds shall be deposited or (ii) deposit Company funds in a central account established in the name of the Manager or an AFAM Affiliate to the extent consistent with the terms and conditions of a separate written agreement between the Company and the Manager or an AFAM Affiliate (a “Cash Management Agreement”), which Cash Management Agreement shall be subject to the Approval of the Board consistent with the requirements of Section 8.3(b), provided that detailed separate entries are made on the books and records of the Company and on the books and records of the Manager or such AFAM Affiliate with respect to amounts received from the Company and deposited in such central account for the account of the Company.  Except as otherwise provided in any applicable Cash Management Agreement, funds not immediately necessary in the Company’s business may be invested in short-term debt obligations (including those issued by or guaranteed by federal or state governments and their agencies and certificates of deposit of commercial banks, savings banks, or savings and loan associations) and “money market” mutual funds or similar investments as determined by the Manager.

7.2                               Books and Records.  The Company shall keep books of account and records relative to the Company’s business.  The books shall be prepared in accordance with generally accepted accounting principles using the accrual method of accounting. The accrual method of accounting shall also be used by the Company for income tax purposes.  The Company shall also maintain books and records as required by Section 4.3 and Exhibit A.  The Company’s books and records shall at all times be maintained at the principal business office of the Company or its accountants (and to the extent required by the Act, at the registered office of the Company) and shall be available for inspection by the Members or their duly authorized representatives during reasonable business hours.  The books and records shall be preserved for four (4) years after the term of the Company ends.

7.3                               Determination of Profit and Loss; Financial Statements.  All items of Company income, expense, gain, loss, deduction and credit shall be determined with respect to, and allocated in accordance with, this Agreement for each Member for each Company fiscal year. Within the same period of time from the end of each Company fiscal year that AFAM Parent files its annual reports required by the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at the Company’s expense, unaudited financial statements of the Company for the preceding fiscal year, including, without limitation, a balance sheet, profit and loss statement, statement of cash flows and statement of the balances in the Members’ Capital Accounts, prepared in accordance with the terms of this Agreement and generally accepted accounting principles consistently applied with prior periods.  These financial statements shall be available for inspection and copying during ordinary business hours at the reasonable request of any Member, and will be furnished to any other Member upon written request therefor.  Any Member may obtain, at such Member’s expense, such other reports on the Company’s operations and condition as such Member may reasonably request.

7.4                               Tax Returns and Information.  The Members intend for the Company to be treated as a partnership for tax purposes, but not for any other purposes.  The Company shall prepare or cause to be prepared all federal, state and local income and other tax returns which the Company is required to file and shall furnish such returns to the Members, together with a copy of each Member’s Schedule K-l and any other information which any Member may reasonably request relating to such returns, within the time required by law (including any applicable extension periods available under the Code).

7.5                               Tax Audits.  AFAM shall be the “tax matters partner” of the Company under Section 6231(a)(7) of the Code.  AFAM shall inform the Members of all matters which may come to its attention in its capacity as tax matters partner by giving the Members notice thereof within ten (10) days after becoming so informed. AFAM shall not take any action contemplated by Sections 6222 through 6232 of the Code unless AFAM has first given the Members notice of the contemplated action and received the Approval of the Members to the contemplated action.  This provision is not intended to authorize AFAM to take any action which is left to the determination of the individual Member under Sections 6222 through 6232 of the Code. The Members agree that the Company will elect out of the new partnership audit rules codified under Sections 6221 through 6234 of the Code with respect to the Company and any other tax partnership between CHS and AFAM.

7.6                               Fiscal Year.  The Company fiscal year shall be the calendar year.

VIII.                     RIGHTS, OBLIGATIONS AND INDEMNIFICATION OF THE MANAGER.

8.1                               Rights of the Manager.  Except as otherwise set forth in the Act, the Certificate or this Agreement, the Members hereby delegate to the Board of Directors the overall oversight and ultimate authority over the affairs of the Company.  Subject to this general principle, and subject to the limitations imposed upon the Manager in this Agreement (including, without limitation, Sections 8.3 and 8.4) and in the Management Agreement and to the fiduciary obligations and limitations imposed upon it at law (to the extent not modified herein or in the Certificate), the Manager shall have the right to manage the day-to-day operations of the Company and to act on behalf of the Company pursuant to the terms of this Agreement and the Management Agreement and shall manage the Company consistent with the terms of this Agreement and the Management Agreement.  The Manager may take the following actions if, as, and when it deems any such action to be necessary, appropriate or advisable, at the sole cost and expense of the Company, subject however in all respects to (i) compliance with any approved budgets and plans of the Company and (ii) the limitations imposed on the Manager in this

Agreement (including, without limitation, Sections 8.3 and 8.4) and the terms of the Management Agreement:

(a)                                 consistent with approved budgets and plans, acquire and enter into any contract of insurance on behalf of the Company which the Manager deems necessary and proper for the protection of the Company, for the conservation of the Company’s assets, or for any purpose convenient or beneficial to the Company;

(b)                                 consistent with approved budgets and plans, employ from time to time on behalf of the Company, individuals (including employees of the Manager, the Members or any of their Affiliates) on such terms and for such compensation as the Manager shall determine (but not in an amount which would be considered unreasonable or that would be considered an “excess benefit transaction” as defined in Section 4958 of the Code and the regulations thereunder based upon the scope of an individual employee’s duties and responsibilities);

(c)                                  subject to the Approval of the Board, make decisions as to accounting principles and elections, whether for book or tax purposes (and such decisions may be different for each purpose but if for book purposes such decisions must be consistent with generally accepted accounting principles or if for tax purposes such decisions must be consistent with Internal Revenue Service laws or regulations);

(d)                                 set up or modify record keeping, billing and accounts payable accounting systems;

(e)                                  alienate, mortgage, pledge or otherwise encumber, sell, exchange, lease or purchase real and/or personal property in fulfillment of the Company Purposes, in each case in the ordinary course of business to the extent not inconsistent with Section 8.3;

(f)                                    open checking and savings accounts, in banks or similar financial institutions, in the name of the Company, and deposit cash in such accounts and withdraw cash from such accounts as required for the Company Purposes in the ordinary course of business;

(g)                                 adjust, arbitrate, compromise, sue or defend, abandon or otherwise deal with and settle any and all claims in favor of or against the Company, as the Manager shall, in its reasonable discretion, deem proper which, in any case, do not involve and are not reasonably expected to involve amounts in excess of $3,000,000 and not covered by insurance;

(h)                                 consistent with approved budgets and plans, enter into, make, perform and carry out all types of contracts, leases and other agreements, and amend, extend or modify any contract, lease or agreement at any time entered into by the Company, provided that all such contracts, leases or agreements are the result of arm’s length transactions and are representative of fair market value;

(i)                                    consistent with approved budgets and plans, execute, on behalf of and in the name of the Company, any and all contracts, leases, agreements, instruments, notes, certificates, titles or other documents to which the Company will be a party; and

(j)                                    consistent with approved budgets and plans, do all acts reasonably necessary to carry out the business for which the Company is formed (as described in Sections 3.1 and 3.2) or as delegated by the Board of Directors under this Agreement and the Management Agreement.

8.2                               Rights to Rely on the Manager.  No Person or governmental body dealing with the Company shall be required to inquire into, or to obtain any other documentation as to, the authority of the Manager to take any action permitted under Section 8.1.  Furthermore, any Person or governmental body dealing with the Company may rely upon a certificate signed by the Manager as to the following:

(a)                                 the identity of the Manager or of any Member;

(b)                                 the existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Manager or which are in any other manner germane to the affairs of the Company;

(c)                                  the Persons who are authorized to execute and deliver any instrument or document of the Company; and

(d)                                 any act or failure to act by the Company on any other matter whatsoever involving the Company.

8.3                               Specific Limitations on the Manager.

(a)                                 Notwithstanding anything to the contrary in the Certificate, this Agreement or the Act, each of the following actions shall require the Approval of the Board:

(i)                                     evaluating the quality of care being provided by the Company;

(ii)                                  entering into any affiliations or joint venture arrangements with unaffiliated parties;

(iii)                               appointing any officers of the Company; and

(iv)                              making any determination with respect to accreditation of the Agencies.

(b)                                 Notwithstanding the foregoing, each of the following actions shall require both the Approval of the Board and the approval of at least three (3) of the Category A Directors and of the Category B Director:

(i)                                     approving the annual operating and capital budgets of the Company, any material changes or amendments thereto and any material components of any expenditures to be made pursuant thereto;

(ii)                                  establishing or changing the mission, values, purposes or philosophy according to which the Company shall operate;

(iii)                               approving the annual strategic and business plans of the Company, any changes or amendments thereto and any material components thereof or to be taken in connection therewith;

(iv)                              approving any waiver of the covenants not to compete set forth in the Purchase Agreement or this Agreement;

(v)                                 admitting any additional Members or issuing additional Units;

(vi)                              permitting the transfer of a Member’s interest in the Company and admission of the transferee as a Substituted Member;

(vii)                           approving Additional Capital Contributions;

(viii)                        approving the incurrence, assumption or guaranty of any indebtedness in excess of $10,000,000 in the aggregate, other than trade payables and other short-term liabilities in the ordinary course of business, except under the terms of the Cash Management Agreement;

(ix)                              changing the general character of the business anticipated to be conducted by the Company on the date hereof (it being understood and agreed that such business is the ownership and operation of health care related facilities and the delivery of health care services, and it being understood that, the Company may reduce or eliminate the Company’s hospice business by Approval of the Board);

(x)                                 amending the Management Agreement;

(xi)                              except as otherwise provided in this Agreement, approving the timing and amount of distributions of Distributable Cash; and

(xii)                           except for actions specifically permitted by the Management Agreement, taking any and all actions concerning contracts, agreements, consents, elections and other matters relating to, arising from, or in connection with, dealings between the Company and the AFAM Affiliates.

(c)                                  Notwithstanding anything to the contrary in this Agreement or the Act, without the Approval of the Members, neither the Board of Directors nor the Manager shall have the right to do any of the following acts, each of which is considered outside the ordinary course of the Company’s business:

(i)                                     to amend this Agreement or the Certificate, except as provided in Section 17.10;

(ii)                                  to engage in any merger, consolidation, share exchange or reorganization of the Company, or sale of all or substantially all of the assets of the Company;

(iii)                               to dissolve or liquidate the Company at will;

(iv)                              to file for Bankruptcy, insolvency, reorganization or similar relief for the Company;

(v)                                 to do any act in contravention of this Agreement;

(vi)                              to change or reorganize the Company into any other legal form; or

(vii)                           to knowingly perform any act that would subject any Member to liability as a general partner in any jurisdiction.

Notwithstanding the foregoing, the Members acknowledge and agree that, upon Approval of the Board, the Company would be permitted to take any action with respect to any individual Agency of the Company, including stopping all operations of such given Agency.

8.4                               Management Obligations of the Manager.  Subject to the terms and conditions of the Management Agreement, the Manager shall devote such time to the Company as may be necessary to fulfill the Company Purposes, and manage and supervise the Company business and affairs. Nothing in this Agreement shall preclude the Manager, at the expense of the Company, from contracting with or employing any Affiliate of a Member or a third party to provide management or other services to the Company; provided, that such expenses are (a) not otherwise subject to payment pursuant to the terms of the Management Agreement and (b) consistent with any approved budget or otherwise Approved by the Board consistent with the requirements of Section 8.3(b).

8.5                               Reimbursement.  Pursuant to the terms of the Management Agreement and subject to the limitations set forth herein and in the Management Agreement, the Manager shall be entitled to be reimbursed for any and all reasonable out-of-pocket costs and expenses incurred by it in connection with managing and operating the Company and its properties and business. Such reimbursement shall be paid by the Company, upon the written application of the Manager, as soon as funds are available therefor.

8.6                               Compensation of the Manager.  As compensation and consideration for the performance of its duties and responsibilities as Manager, the Manager shall be entitled to receive a monthly management fee as set forth in the Management Agreement.

8.7                               Independent Activities.  Except as provided in Section 10.1 and in the Management Agreement, the Manager and any of its Affiliates may engage in or possess interests in other business ventures of every nature and description, independently, and with others, whether such activities are competitive with the Company or otherwise without having or incurring any obligation to offer any interest in such activities to the Company or any Member. Neither this Agreement nor any activity undertaken hereunder shall prevent the Manager or any of its Affiliates from engaging in such other activities or require the Manager or any of its Affiliates to permit the Company or any Member to participate in such activities.

IX.                              RIGHTS AND STATUS OF MEMBERS.

9.1                               General.  Except to the extent expressly otherwise provided in this Agreement, the Members shall not take part in the management or control of the Company business, or sign for or bind the Company, such powers being vested exclusively in the Board of Directors and the Manager as provided herein.

9.2                               Limitation of Liability.  No Member shall have any personal liability whatever, solely by reason of its status as Member of the Company, whether to the Company, the Manager, another Unithholder or any creditor of the Company, for the debts of the Company or any of its losses beyond the amount of the Member’s obligation to contribute its Capital Contributions to the Company.

X.                                   SPECIAL COVENANTS OF MEMBERS.

10.1                        Covenant Not to Compete.

(a)                                 In consideration of the premises and as a material inducement for the Members to enter into this Agreement and consummate the transactions contemplated hereby and by the Purchase Agreement, each Member on behalf of itself and its respective Affiliates agrees that while such Member holds Units and for a period of two (2) years thereafter, it will not (other than through the Company), directly or indirectly, in any capacity own, manage, operate, control or maintain or continue any interest whatsoever with any Competing Business.

(b)                                 The covenants contained in this Section 10.1 shall not apply (i) with respect to operations, businesses, activities and facilities of the Members existing on the date of this Agreement and identified on Schedule 10.1 or (ii) in the case of any Member or any Affiliate, to the operation of a home health or hospice agency acquired by such Member or such Affiliate that is subject to the provisions of Section 14.4.

10.2                        Limitation.  In the event of an actual or threatened breach by any Member of Section 10.1, the Company acting through the non-breaching Member shall be entitled to an injunction in the Court or Chancery of the State of Delaware, or any other jurisdiction in the State of Delaware, restraining the actual or threatened breach by such Member.  If a court shall hold that the duration and/or scope (geographic or otherwise) of the covenant contained in Section 10.1 is unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable and judicially enforceable.  The parties agree to accept such determination, subject to their rights of appeal, which the parties hereto agree shall be substituted in place of any and every offensive part of Section 10.1, and as so modified, Section 10.1 shall be as fully enforceable as if set forth herein by the parties in the modified form.  Nothing herein stated shall be construed as prohibiting any party hereto from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

10.3                        No Requirement to Refer.  No provision of this Agreement, or the relationship among the parties created by this Agreement, is intended by the parties hereto to include an agreement or requirement that any physician who is affiliated with any of the AFAM Member or any of the CHS Member (collectively referred to as the “Affiliated Referring Providers”) utilize the services or otherwise direct patients to agencies owned or operated by the Company or its Affiliates or as an inducement to the Affiliated Referring Providers to make any such referral. The parties hereto agree that the benefits under this Agreement do not require, are not payment for, and are not in any way contingent upon, the admissions, referral or other arrangement for the provision of any items or service reimbursed under Medicare, Medicaid or any other state or federal health care program.

XI.                              MEETINGS AND MEANS OF VOTING.

11.1                        Meetings of the Members.  Meetings of the Members may be called by the Board of Directors and shall be promptly called upon the written request of the AFAM Member, the CHS Member or any one or more other Members whose Sharing Percentages are in the aggregate twenty percent (20%) or more.  The notice of a meeting shall state the nature of the business to be transacted at such meeting, and actions taken at any such meeting shall be limited to those matters specified in the notice of the meeting.  Notice of any meeting shall be given to all Members not less than ten (10), and not more than thirty (30), days prior to the date of the meeting.  Members may vote in person or by proxy at such meeting.

Except as otherwise expressly provided in this Agreement (including, without limitation, all instances where Approval of the Members is required) or required by the express provisions of the Act, the requisite vote of the Members shall be the Approval of the Members which shall control all decisions for which the vote of the Members is required hereunder.  Each Member’s voting rights shall be the same as that Member’s Sharing Percentage at the time of the vote.  The presence of any Member at a meeting shall constitute a waiver of notice of the meeting with respect to such Member.  The Members may, at their election, participate in any regular or special meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other.  A Member’s participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.

11.2                        Vote By Proxy.  Any Member may authorize any Person to act on the Member’s behalf by proxy on all matters in which a Member is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the Member authorizing such proxy or such Member’s attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months after the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Member executing it.

11.3                        Conduct of Meeting.  Each meeting of Members shall be conducted by the Chairman of the Board of Directors or by a Person appointed by the Board of Directors.  The meeting shall be conducted pursuant to such rules as may be adopted by the Board of Directors or the Person appointed by the Board of Directors for the conduct of the meeting.

11.4                        Closing of Transfer Record; Record Date.  For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members, any reconvening thereof, or to act by consent, the Board of Directors may provide that the transfer record shall be closed for at least ten (10) days immediately preceding such meeting (or such shorter time as may be reasonable in light of the period of the notice) or the first solicitation of consents in writing.  If the transfer record is not closed and if no record date is fixed for determining the Members entitled to notice of or to vote at a meeting of Members or by consent, the date on which the notice of the meeting is mailed, or the first written consent is received by the Company, shall be the record date for such determination.

XII.                         BOARD OF DIRECTORS.

12.1                        Board of Directors.  Effective for all purposes on the date of this Agreement, the Members shall form a board of directors of the Company (the “Board of Directors”) to have overall oversight and ultimate authority over the affairs of the Company, to consider those matters pertaining to the business of the Company for which the Approval of the Board is required, and to evaluate and, as required, approve the activities of the Manager.  The Board of Directors shall consist of five (5) directors, with four (4) Category A Directors and one (1) Category B Director.  Each individual selected to serve on the Board of Directors shall serve for a term of one (1) to three (3) years, at the discretion of the Member which has the right to elect or appoint such individual, and thereafter until his successor is elected or appointed, unless he sooner resigns or is removed.  A member of the Board of Directors may be removed at any time without cause by only that Member which had the right to vote for his initial election or appointment.  The unexpired term of a removed Director shall be filled by an individual appointed by the Member which had the right to vote on the removed Director’s initial appointment to the Board of Directors.  The Category A Directors shall elect annually the Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside over all meetings of the Board of Directors.

12.2                        Manner of Exercise of Board of Directors’ Authority.  All responsibilities of the Board of Directors under this Agreement shall be exercised by the Board of Directors as a body, and no member of the Board of Directors, acting alone, shall have the authority to act on behalf of the Board of Directors.

12.3                        Meetings of the Board of Directors.  The Board of Directors shall hold regular meetings on at least a quarterly basis.  In addition, each member of the Board of Directors shall be available at all reasonable times to consult with other members of the Board of Directors on matters relating to the duties of the Board of Directors.  Meetings of the Board of Directors shall be held at the call of the Chairman of the Board of Directors, the Chief Executive Officer, or any two (2) members of the Board of Directors requesting such meeting through such Chairman, upon not less than ten (10) business days written or telephonic notice to the members of the Board of Directors, such notice specifying all matters to come before the Board of Directors for action at such meeting.  The presence of any member of the Board of Directors at a meeting shall constitute a waiver of notice of the meeting with respect to such member.  The members of the Board of Directors may, at their election, participate in any regular or special meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  A member’s participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement.  A majority of the members of the Board of Directors shall constitute a quorum of the Board of Directors.  Members of the Board of Directors may vote in person or by proxy at such meeting.  Notwithstanding anything to the contrary in this Agreement, any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is executed by the requisite number and category of Directors that would be necessary to approve such action at a meeting of the Board of Directors duly called, which consent may be executed in multiple counterparts and by facsimile.  In the event any action is taken pursuant to this Section 12.3, it shall not be necessary to comply with any notice or timing requirements set forth in this Section 12.3.  Prompt written notice of the taking of action without a meeting shall be given to the members of the Board of Directors who have not consented in writing to such action.

12.4                        Board of Directors Deadlock or Dispute.  It is the intention of the Board of Directors to make a good faith effort to settle any dispute, controversy, claim or other matter in question arising under or related to the Company or this Agreement, including all issues of fact and law that constitute a Material Dispute.  In settling any Material Dispute, each of the Category A Directors and the Category B Director (each a category of Directors) shall act in accordance with the following procedures:

(a)                                 First, each category of Directors shall negotiate in good faith with the other category of Directors to try to settle any Material Dispute for a period of forty-five (45) days. Upon the request of either category of Directors, the Board of Directors shall meet (in person to the extent practicable) to attempt to resolve the Material Dispute;

(b)                                 In the event that by the end of the forty-five (45)-day period referred to in Section 12.4(a), the Material Dispute is not settled pursuant to the procedures set forth in Section 12.4(a), the Chief Executive Officer of AFAM (or his or her designee) and the Chief Executive Officer of CHS (or his or her designee) shall meet (in person to the extent practicable) to attempt to resolve the Material Dispute.  If the Material Dispute is still not resolved after such meeting(s), either category of Directors may invoke the Material Dispute resolution procedures set forth in this Section 12.4(b) by sending written notice to the other invoking the procedures of this Section 12.4(b).  For a period of thirty (30) days after the receipt by the other category of Directors of such written notice, both categories of Directors shall then try in good faith to settle the Material Dispute by mutually agreeing on, engaging in and meeting with an individual that will serve as a mediator for the purpose of resolving the Material Dispute.  The Members agree to participate in the mediation of the Material Dispute to its conclusion.  The mediation shall be terminated by: (i) the execution of a settlement agreement or similar statement by the parties, (ii) a declaration of the mediator that mediation is terminated, or (iii) a written declaration by the parties to the effect that the mediation process is terminated at the conclusion of five (5) full days.  The mediator shall be disqualified as a witness, expert or counsel for any party with respect to the Material Dispute and any related matters. The entire mediation process is confidential, and such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible in any legal proceeding for any purpose; provided, however, that evidence which is otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.  The Company shall pay the reasonable fees and related expenses of the facilitator or mediator;

(c)                                  In the event that by the end of the thirty (30)-day period described in Section 12.4(b), the Material Dispute is not settled pursuant to the procedures set forth in Section 12.4(b), either category of Directors may resort to binding arbitration for the purpose of settling the Material Dispute.  The binding arbitration shall be conducted by a single neutral arbitrator in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”).  The arbitrator shall be selected by the parties and shall have at least five years’ experience in arbitrating commercial disputes.  If the parties are unable to agree on the selection of the arbitrator within thirty (30) days of the date that notice of arbitration demand is given, the arbitrator shall be selected by the AAA in accordance with Section R-11 of the Rules.  Any arbitration shall be conducted in accordance with the procedural and evidentiary rules of the Rules and shall be conducted in Nashville, Tennessee, or such other venue as the parties agree, and any judgment on the award rendered in such arbitration shall be entered in any state or federal court having jurisdiction.  The prevailing party in any such arbitration proceeding as determined by the arbitrator shall be entitled to recover its reasonable attorneys’ fees and costs.  Nothing herein shall prohibit a party from seeking equitable relief in a court of law to maintain the status quo while an arbitration is pending hereunder.  No action or inaction by either category of Directors under any of the provisions of this Section 12.4 shall constitute any basis for granting or denying any relief sought by either category of Directors in any such arbitration; and

(d)                                 Notwithstanding the foregoing, in the event the Board of Directors should be deadlocked with respect to the approval of an annual capital budget or an annual operating budget, the Manager shall have the right, power and authority to make expenditures on behalf of the Company for budgeted items in amounts up to the following:  (i) with respect to each item of operating expense other than taxes and insurance, an amount equal to the amount set forth in the most recent annual operating budget that has received the Approval of the Board consistent with the requirements of Section 8.3(b), increased by the percentage increase, if any, in the Consumer Price Index for the period beginning on the date upon which such most recent annual operating budget received the Approval of the Board consistent with the requirements of Section 8.3(b) and ending on the first day of the fiscal year in which such expenditure is to be made; and (ii) with respect to each item relating to taxes and insurance, an amount equal to the amount of the actual expense incurred by the Company in respect of such item.

XIII.                    TRANSFER OF RIGHTS AND ADDITIONAL MEMBERS.

13.1                        Transfers by Members.  Except as otherwise set forth in this this Agreement, a Member may not sell, assign (by operation of law or otherwise), transfer, encumber, pledge or hypothecate (collectively, “Transfer”) all or any part of its Units in the Company (either directly or indirectly through the transfer of the power to control, or to direct or cause the direction of the management and policies of, such Member) without the Approval of the Board consistent with the requirements of Section 8.3(b); provided, however, that no such consent or approval shall be required so long as the Member proposing to make the Transfer (a “Transferring Member”) has complied with the rights of first refusal set forth in Section 14.1.  If a Transferring Member receives the Approval of the Board consistent with the requirements of Section 8.3(b) or otherwise complies with Article 14.1, it may Transfer one or more of its Units in the Company if the following conditions are satisfied:

(a)                                 the Transferring Member and its transferee execute, acknowledge and deliver to the Manager such instruments of Transfer and assignment with respect to such transaction as are in form and substance satisfactory to the Board of Directors;

(b)                                 unless waived in writing by the Board of Directors, the Transferring Member delivers to the Manager an opinion of counsel satisfactory to the Board of Directors covering such securities and tax laws and other aspects of the proposed Transfer as the Board of Directors may reasonably request; and

(c)                                  the Transferring Member has furnished to the transferee a written statement showing the name and taxpayer identification number of the Company in such form and together with such other information as may be required under Section 6050K of the Code and the Regulations thereunder.

Notwithstanding the foregoing restriction, the following shall not be deemed to violate the restrictions contained in this Section 13.1:

(i)                                     Transfer of one or more Units by a Member to one of its Affiliates;

(ii)                                  the Transfer to any Person of the power to control, directly or indirectly, or to direct or cause, directly or indirectly, the direction of the management and policies of, CHS Parent or AFAM Parent, whether through the ownership of voting securities, by contract or otherwise; and

(iii)                               the pledge or hypothecation by a Member of its Units to a financial institution as collateral for loans or other indebtedness.

Any Member who thereafter Transfers all or any portion of its Units shall promptly notify the Manager of such Transfer and shall furnish to the Manager the name and address of the transferee and such other information as may be required under Section 6050K of the Code and the Regulations thereunder.

13.2                        Substituted Member.  No Person taking or acquiring, by whatever means, Units in the Company, shall be admitted as a Substituted Member without the Approval of the Board consistent with the requirements of Section 8.3(b), which consent may be unreasonably withheld, and unless such Person:

(a)                                 elects to become a Substituted Member by delivering notice of such election to the Company;

(b)                                 executes, acknowledges and delivers to the Company such other instruments as the Board of Directors may deem reasonably necessary or advisable to effect the admission of such Person as a Substituted Member, including, without limitation, the written acceptance and adoption by such Person of the provisions of this Agreement; and

(c)                                  pays a Transfer fee to the Company in an amount sufficient to cover all reasonable expenses connected with the admission of such Person as a Substituted Member.

An assignee of Units who is not admitted as a Substituted Member shall be a mere “assignee” of Units, and shall not have the rights of a “member” under the Act, including without limitation voting rights or inspection rights.

13.3                        Additional Member.  The Company may not issue Units to any Person who will be a new Member without the Approval of the Board consistent with the requirements of Section 8.3(b).

13.4                        Basis Adjustment.  Upon the Transfer of all or part of any Units in the Company, the Board of Directors may, in its reasonable discretion consistent with the requirements of Section 8.3(b), cause the Company to elect, pursuant to Section 754 of the Code or the corresponding provisions of subsequent law, to adjust the basis of the Company properties as provided by Sections 734 and 743 of the Code.

13.5                        Invalid Transfer.  No Transfer of any Units in the Company that is in violation of this Article XIV shall be valid or effective, and the Company shall not recognize any improper Transfer for the purposes of making allocations, payments of profits, return of capital contributions or other distributions with respect to such Units, or part thereof.  The Company may enforce the provisions of this Article XIII either directly or indirectly or through its agents by entering an appropriate stop transfer order on its books or otherwise refusing to register or Transfer or permit the registration or Transfer on its books of any proposed Transfers not in accordance with this Article XIII.

13.6                        Distributions and Allocations in Respect of a Transferred Unit.  If any Member sells, assigns or transfers any part of its Units in the Company during any accounting period in compliance with the provisions of this Article XIII, the Company income, gain, deductions and losses attributable to any such Units for the respective period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the applicable accounting period in accordance with Section 706(d) of the Code.  All Company distributions on or before the effective date of such Transfer shall be made to the transferor, and all such Company distributions thereafter shall be made to the transferee.  Solely for purposes of making Company tax allocations and distributions, the Company shall recognize a Transfer on the day following the day of Transfer.  Neither the Company nor the Board of Directors shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 13.6, whether or not the Board of Directors or the Company has knowledge of any Transfer of any Unit in the Company or part thereof where the transferee is not admitted as a Substituted Member.

13.7                        Additional Requirements of Admission to Company.  The Board of Directors shall not admit any Person as a Member if such admission would have the effect of causing the Company to be re-classified for federal income tax purposes as an association (taxable as a corporation under the Code), or which would violate any Medicare or other health care law, rule or regulation, or which would violate applicable exemptions from securities registration and securities disclosure provisions under federal and state securities laws.

13.8                        Amendment to Exhibit B.  The Manager shall amend Exhibit B attached to this Agreement from time to time to reflect the admission of any Substituted Members or Additional Members, or the termination of any Member’s interest in the Company.

XIV.                     RIGHT TO LIQUIDATE OR PURCHASE COMPANY INTERESTS.

14.1                        Right of First Refusal.  If any Member (the “Selling Member”) receives or obtains an offer from a third-party (the “Offeror”) to acquire in any manner all or any part of its Units (the “Subject Units”) in the Company, which offer is Approved by the Board consistent with the requirements of Section 8.3(b) and the Member intends to accept, the Member shall promptly notify the other Members in writing of the offer received (the “Offer”), including the name of the Offeror, the number of Subject Units offered to be purchased, the proposed purchase price and the other terms and conditions of the Offer.  In addition to the Tag-Along Right as described below, the other Member(s) shall have the right (the “Right of First Refusal”) for a period of sixty (60) days from the day it receives notice of the Offer to purchase the Subject Units on the same terms and conditions contained in the Offer.  The other Member(s) may exercise such Right of First Refusal by notifying the Selling Member prior to the end of the sixty (60)-day period of its intent to exercise such right.  If the other Member(s) fails to exercise the Right of First Refusal or indicates in writing that it will not exercise the Right of First Refusal within the period provided, or if the other Member(s) exercises the Right of First Refusal but fails to effect the purchase within the prescribed period, the Selling Member may, subject to Section 14.2, convey or dispose of the Subject Units, but only at the price, terms and conditions as set forth in the Offer, and to the Offeror.  If terms and conditions more favorable to the proposed purchaser than, or in any material manner different from, those offered to the other Member(s) should be agreed to by the Selling Member, the other Member(s) shall again have the right to purchase the Subject Units at such more favorable or different purchase terms in accordance with this Section 14.1.  The other Member(s) may assign the rights in this Section 14.1 to the Company, in which event the Subject Units may be redeemed (rather than purchased) by the Company.  The Member(s) and the Company shall not be liable or accountable to any Selling Member that it attempts to Transfer all of any of its Units in the Company for any loss, damage, expense, cost or liability resulting from the Member’s exercise or failure to exercise the Right of First Refusal under this Section 14.1, delay in notifying the Selling Member of its intention not to exercise the Right of First Refusal, or its enforcement of the requirements of this Section 14.1 in the event that it elects not to exercise the Right of First Refusal.  A Member’s failure to exercise the Right of First Refusal or to indicate in writing that it is electing not to exercise the Right of First Refusal shall not be deemed a consent of the Member to allow any third party transferee to become a Substituted Member, such consent being controlled by the provisions of Section 13.2.

14.2                        Tag-Along Rights.  If at any time a Selling Member that together with all Affiliates of that Selling Member, holds a Sharing Percentage greater than fifty percent (50%) gives the notice required by Section 14.1 in connection with an offer to acquire in any manner all of such Selling Member’s Subject Units in the Company, and the other Member(s) does not exercise its Right of First Refusal (or assign such right to the Company) with respect to such offer, each such other Member(s) shall have (in addition to its Right of First Refusal under Section 14.1) the right (the “Tag-Along Right”) to require, as a condition to any sale or disposition to the Offeror, that the Offeror purchase from said Member, at the same proportionate price and on the same terms and conditions as specified in the notice given pursuant to Section 14.1, all of the Units owned by such Member.  Each Member shall have the Tag-Along Right for a period of sixty (60) days from the day it receives the notice required by Section 14.1, and in the event that a Member shall elect to exercise such Tag-Along Right, such Member shall communicate such election in writing to the Selling Member within such time period.

14.3                        Sale of CHS Hospital.

(a)                                 If CHS receives or obtains an offer from a third-party (the “Hospital Offeror”) to acquire in any manner all or any part of a CHS hospital operating in at least one of the counties where an Agency is licensed or Medicare-certified to provide services (the “Subject Hospital”), which offer CHS intends to accept, CHS shall promptly notify AFAM in writing of the offer received, including the name of the Hospital Offeror, the proposed purchase price and the other terms and conditions of the offer.  If requested by AFAM within thirty (30) days after notification by CHS, but except as otherwise prohibited by law, then (a) CHS shall be required to include its then applicable indirect interest in the AF-CH-HH Subsidiary that owns such Agency in the sale to the Hospital Offeror, and (b) the Company would be required to transfer to AFAM AFAM’s then applicable indirect ownership interest in such AF-CH-HH Subsidiary and transfer to the CHS Affiliate hospital CHS’s then applicable indirect ownership interest in such AF-CH-HH Subsidiary.  For each such joint venture created through the transactions set forth in this Section 14.3, AFAM and the applicable CHS Affiliate shall enter into a limited liability company agreement on substantially the same terms as this Agreement and a management agreement, affiliation agreement, cash management agreement and license agreement with the same material terms as the current Management Agreement, Affiliation Agreement, Cash Management Agreement and License Agreement that are each referenced in this Agreement or the Purchase Agreement, and such new agreements shall be specific to the given Agency; provided, however, the limited liability company agreement specific to the Agency would not contain any non-competition provisions.  The parties acknowledge that the Hospital Offeror may elect not to take assignment of either the 20% interest in the AF-CH-HH Subsidiary or the Affiliation Agreement.

(b)                                 If a CHS Affiliate holding a membership interest in a AF-CH-HH Subsidiary is sold or otherwise transferred to a third party, then for a period of 90 days thereafter, pursuant to the applicable limited liability company agreement, the purchaser of such CHS Affiliate and AFAM (or its Affiliate) shall each have the option to purchase the other party’s membership interest, at fair market value based on an independent third party appraisal of the membership interest.  In the event that both the purchaser of the CHS Affiliate and AFAM elect to exercise such option within such 90 day period, the option of AFAM (or its Affiliate) shall have priority.

14.4                        Required Contribution of Assets.

(a)                                 In the event that during the term of this Agreement AFAM or an AFAM Affiliate acquires a Competing Business (an “AFAM Acquired Agency”), AFAM shall promptly notify CHS in writing of the purchase of the AFAM Acquired Agency, including the name and location of the AFAM Acquired Agency and the purchase price paid for such AFAM Acquired Agency (the “AFAM Acquired Agency Purchase Price”).  CHS shall have the right for a period of sixty (60) days from the date it receives notice of the purchase of the AFAM Acquired Agency to elect to have AFAM contribute the AFAM Acquired Agency to the Company at a contribution value equal to the AFAM Acquired Agency Purchase Price.  If CHS elects to have AFAM contribute the AFAM Acquired Agency to the Company, then simultaneous with such contribution by AFAM, CHS shall pay AFAM an amount equal to the product of “X” multiplied by the AFAM Agency Purchase Price, where “X” equals the then current Sharing Percentage of CHS.

(b)                                 In the event that during the term of this Agreement CHS or a CHS Affiliate acquires a Competing Business (a “CHS Acquired Agency”), CHS shall promptly notify AFAM in writing of the purchase of the CHS Acquired Agency, including the name and location of the CHS Acquired Agency and the purchase price paid for such CHS Acquired Agency (the “CHS Acquired Agency Purchase Price”).  AFAM shall have the right for a period of sixty (60) days from the date it receives notice of the purchase of the CHS Acquired Agency to elect to have CHS contribute the CHS Acquired Agency to the Company at a contribution value equal to the CHS Acquired Agency Purchase Price.  If AFAM elects to have CHS contribute the CHS Acquired Agency to the Company, then simultaneous with such contribution by CHS, AFAM shall pay CHS an amount equal to the product of “X” multiplied by the CHS Acquired Agency Purchase Price, where “X” equals the then current Sharing Percentage of AFAM.  In addition, if during the term of this Agreement CHS or a CHS Affiliate acquires a home health agency or hospice agency that is not a Competing Business, then, at the request of AFAM, CHS or the CHS Affiliate shall make commercially reasonable efforts to contribute such agency to the Company, if CHS or the CHS Affiliate is legally and contractually permitted to do so.

XV.                          DISSOLUTION.

15.1                        Causes.  Each Member expressly waives any right that it might otherwise have to dissolve the Company except as set forth in this Article XV.  The Company shall be dissolved upon the first to occur of the following:

(a)                                 the Approval by the Members of an instrument dissolving the Company;

(b)                                 the dissolution of the Company by judicial decree; or

(c)                                  the Approval of the Board of the dissolution of the Company after having determined that a rule, ordinance, regulation, statute or government pronouncement has or may be enacted that would make any material aspect of this Agreement or the activities conducted by the Company unlawful or eliminate or substantially reduce, either directly or indirectly, the benefits that would accrue to the Members with respect to continuing the Company’s business operations; provided, however, that the Members agree to first use their best efforts to restructure the Company in such a manner that will avoid the unlawful or adverse effect and, to the extent practicable, will preserve the existing financial and business relationships among them.

Nothing contained in this Section 15.1 is intended to grant to any Member the right to dissolve the Company at will (by retirement, resignation, withdrawal or otherwise), or to exonerate any Member from liability to the Company and the remaining Members if it dissolves the Company at will.  Any dissolution of the Company at will shall be in contravention of this Agreement for purposes of the Act.  Dissolution of the Company under Section 15.1(c) shall not constitute a dissolution at will.

XVI.                     WINDING UP AND TERMINATION.

16.1                        General.  If the Company is dissolved and is not reconstituted, a liquidator or liquidating committee selected by the Board of Directors (the “Liquidator”) shall commence to wind up the affairs of the Company and to liquidate and sell the Company’s assets. The Liquidator shall have sufficient business expertise and competence to conduct the winding up and termination of the Company and, in the course thereof, to cause the Company to perform any contracts which the Company has or thereafter enters into.  The Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Company property under such liquidation, having due regard for the activity and condition of the relevant market and general financial and economic conditions.  The Liquidator shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Liquidator and the Board of Directors.  If the Manager serves as the Liquidator, the Manager shall not be entitled to receive any fee for carrying out the duties of the Liquidator.  The Liquidator (if other than the Manager) may resign at any time by giving fifteen (15) days’ prior written notice and may be removed at any time, with or without cause, by the Board of Directors.  Upon the death, dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all the rights, powers and duties of the original Liquidator) will, within thirty (30) days thereafter, be appointed by the Board of Directors.  The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided.  The Liquidator shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Manager under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions.  The Liquidator (if other than the Manager) shall not be liable to the Members except to the extent provided in the Act and shall, while acting in such capacity on behalf of the Company, be entitled to the indemnification rights set forth in Section 17.1.

16.2                        Court Appointment of Liquidator.  If the Manager does not serve as the Liquidator and, within ninety (90) days following the date of dissolution or other time provided in Section 16.1, a Liquidator or successor Liquidator has not been appointed in the manner provided therein, any interested party shall have the right to make application to any United States Federal District Judge (in his individual and not judicial capacity) for the Western District of Kentucky for appointment of a Liquidator or successor Liquidator, and the Judge, acting as an individual and not in his judicial capacity, shall be fully authorized and empowered to appoint and designate a Liquidator or successor Liquidator who shall have all the powers, duties, rights and authority of the Liquidator herein provided.

16.3                        Liquidation.  The Liquidator shall give all notices to creditors of the Company and shall make all publications required by the Act.  In the course of winding up and terminating the business and affairs of the Company, the assets of the Company (other than cash) shall be sold or distributed in kind to the Members, in the reasonable discretion of the Liquidator, its liabilities and obligations to creditors, including any Members who made loans to the Company as provided in Section 4.5 or Section 4.6, and all expenses incurred in its liquidation shall be paid, and all resulting items of Company income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Members in accordance with Article IV.  The fair market value of any assets of the Company distributed in kind to the Members shall be determined by an independent appraiser chosen by the Board of Directors.  Any distribution in kind need not be made on a pro rata basis so long as the value of the assets and cash (if any) distributed to each Member is in compliance with this Article XVI.  All Company assets (except to the extent reserves have been established pursuant to Section 16.4) shall be distributed among all the Members in accordance with their Sharing Percentages.  This distribution shall be made no later than the end of the fiscal year during which the Company is liquidated (or, if later, ninety (90) days after the date on which the Company is liquidated).  Upon the completion of the liquidation of the Company and the distribution of all the Company assets, the Company shall terminate and the Liquidator shall have the authority to execute and record all documents required to effectuate the dissolution and termination of the Company.  In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members may instead be distributed to a trust established for the benefit of the Members for the purposes of liquidating Company property, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company.  The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

16.4                        Creation of Reserves.  After making payment or provision for payment of all debts and liabilities of the Company and all expenses of liquidation, the Liquidator may set up such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company.

16.5                        Final Statement.  Within a reasonable time following the completion of the liquidation, the Liquidator shall supply to each of the Members a statement which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation, each Member’s pro rata portion of distributions under Section 16.3, and the amount retained as reserves by the Liquidator under Section 16.4.

XVII.                MISCELLANEOUS.

17.1                        Standard of Care of Board of Directors; Indemnification.

(a)                                 Each officer and each of the members of the Board of Directors (the “Board Representatives”) shall be subject to the fiduciary duty of care in the performance of such officer’s or director’s duties on the Company’s behalf.  The business judgment rule as interpreted and applied by Delaware courts is adopted as the standard of care applicable to directors and officers.  Board Representatives and officers shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act or failure to act by a Board Representative or officer in good faith reliance on such advice shall in no event subject any Board Representative or officer, or their respective representatives, to liability to the Company or Members.  Except as provided in this Agreement, this Agreement is not intended to, and does not, create or impose any common law or statutory fiduciary duty of loyalty on any Board Representative, officer or member.  Furthermore, each of the Members and the Company waive any and all fiduciary duties of loyalty that, absent such waiver, may be implied by any common law or statutory law, and in doing so, acknowledges and agrees that the duties and obligation of each Board Representative, officer or Member to each other and to the Company are only as expressly set forth in this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Board Representative, officer or Member otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Board Representative, officer or Member.  To the extent that, at law or in equity, any Board Representative, officer or Member has duties and liabilities related thereto to the Company or to any other Member, a Board Representative, officer or Member acting under this Agreement shall not be liable to the Company or to any Member for such Board Representative’s, officer’s or Member’s good faith reliance on the provisions of this Agreement.  Except as provided in this Agreement, whenever in this Agreement a Member, officer or Board Representative is permitted or required to make a decision (including a decision that is in such Member’s, officer’s or Board Representative’s “discretion” or under a grant of similar authority or latitude), the Member, officer or Board Representative shall be entitled to consider the interests of such Member or the Member appointing a Board Representative or officer, and shall have no duty or obligation to consider the interest of or factors affecting the Company or other Members.

(b)                                 To the fullest extent permitted by the Act, the Company shall indemnify each Board Representative against reasonable expenses (including reasonable attorneys’ fees), judgments, taxes, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (collectively “Liability”), incurred by the Board Representative in connection with defending any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which the Board Representative is, or is threatened to be made, a party because they are or were a Board Representative, provided that (i) the Board Representative acted in good faith and in a manner reasonably believed by the Board Representative to be in the best interest of the Company, (ii) in the case of a criminal proceeding, the Board Representative had no reasonable cause to believe the conduct was unlawful, (iii) in connection with a proceeding brought by or in the right of the Company, the Board Representative was not adjudged liable to the Company, and (iv) the Board Representative was not adjudged liable in a proceeding charging improper personal benefit.

(c)                                  To the fullest extent authorized or permitted by the Act, the Company shall pay or reimburse reasonable expenses (including reasonable attorneys’ fees) incurred by a Board Representative who is a party to a proceeding in advance of final disposition of such proceeding if (i) the Board Representative furnishes the Company and Manager a written affirmation of its, his or her good faith belief that it, he or she has met the standard of conduct described in Section 17.1(b); (ii) the Board Representative furnishes the Company a written undertaking, executed personally or on the Board Representative’s behalf, to repay the advance if it is ultimately determined that the Board Representative did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the provisions of Section 17.1(b).

(d)                                 The indemnification against Liability and advancement of expenses provided by, or granted pursuant to, this Section 17.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any agreement, action of Members or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office of the Company, shall continue as to an entity or person who has ceased to be a Board Representative, and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such an entity or person.

(e)                                  Any repeal or modification of this Section 17.1 by the Members shall not adversely affect any right or protection of the Board Representatives under this Section 17.1 with respect to any act or omission occurring prior to the time of such repeal or modification.

17.2                        Notices.  All notices given pursuant to this Agreement shall be in writing and shall be deemed effective when personally delivered or when placed in the United States mail, registered or certified with return receipt requested, or when sent by prepaid telegram or facsimile followed by confirmatory letter.  For purposes of notice, the addresses of the Members shall be as stated under their names on the attached Exhibit B; provided, however, that each Member shall have the right to change its address with notice hereunder to any other location by the giving of thirty (30) days’ notice to the Manager in the manner set forth above.

17.3                        Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive federal laws of the United States and the laws of the State of Delaware; provided, however, that the conflicts of law principles of the State of Delaware shall not apply to the extent that they would operate to apply the laws of another state.

17.4                        Waiver of Trial by Jury.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FORM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

17.5                        Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Members, and their respective heirs, legal representatives, successors and permitted assigns; provided, however, that nothing contained herein shall negate or diminish the restrictions set forth in Articles XIII or XIV.

17.6                        Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.  The failure by any party to specifically enforce any term or provision hereof or any rights of such party hereunder shall not be construed as the waiver by that party of its rights hereunder.  The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

17.7                        Time.  Time is of the essence with respect to this Agreement.

17.8                        Waiver of Partition.  Notwithstanding any statute or principle of law to the contrary, each Member hereby agrees that, during the term of the Company, it shall have no right (and hereby waives any right that it might otherwise have had) to cause any Company property to be partitioned and/or distributed in kind.

17.9                        Entire Agreement.  This Agreement contains the entire agreement among the Members relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein (including the Initial LLC Agreement) are terminated.

17.10                 Amendments.  Except as otherwise expressly provided in this Section 17.10, amendments or modifications may be made to this Agreement only by setting forth such amendments or modifications in a document Approved by the Members, and any alleged amendment or modification herein which is not so documented and approved shall not be effective as to any Member; provided, however, that Sections 3.1, 3.2, 8.3, 10.1, 12.1, 12.4, 14.1, 14.2, 15.1 and this 17.10 shall not be amended without the consent of both AFAM Member and the CHS Member. The Board of Directors may, without the approvals set forth in this Section 17.10, amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith to reflect:

(a)                                 a change in the location of the principal place of business of the Company not inconsistent with the provisions of Section 2.3, or a change in the registered office or the registered agent of the Company;

(b)                                 admission of a Member into the Company or termination of any Member’s interest in the Company in accordance with this Agreement;

(c)                                  qualification of the Company as a limited liability company under the laws of any state or that is necessary or advisable in the opinion of the Board of Directors to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes, provided, in either case, such action shall not adversely affect any Member; or

(d)                                 a change that is required or contemplated by this Agreement.

However, no amendment or modification which disproportionately affects the interest of any Member in the governance, capital, profits or losses of, or distributions or allocations with respect to, the Company shall be effective as to any Member unless the same has been set forth in a document duly executed by such Member.

17.11                 Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Members as expressed herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

17.12                 Gender and Number.  Whenever required by the context, as used in this Agreement, the singular number shall include the plural and the neuter shall include the masculine or feminine gender, and vice versa.

17.13                 Exhibits.  Each Exhibit to this Agreement is incorporated herein for all purposes.

17.14                 Additional Documents.  Each Member, upon the request of the Manager, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

17.15                 Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

17.16                 Certificate(s) for Units.  All Units in the Company shall be represented by certificates issued by the Company, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code (“Article 8”) and shall be governed by Article 8.

17.17                 Headings.  The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section.

17.18                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute but one document.  Pdf or other electronic copies shall be deemed originals for all purposes hereunder.

17.19                 Post-Closing Restructuring.  At any time after the date hereof, AFAM may request the Company to distribute the Company’s ownership interest in one or more of the AF-CH-HH Subsidiaries to (i) the appropriate CHS Affiliate that operates a hospital in the same geographic region as the given AF-CH-HH Subsidiary and (ii) AFAM or a designated AFAM Affiliate in a manner consistent with the then applicable and respective indirect interests of CHS and AFAM in such AF-CH-HH Subsidiary(ies) (the “AFAM Request”).  In the event that CHS objects to the AFAM Request, the Members will engage in the dispute resolution process set forth in Sections 12.4(a) and (b) through the Board of Directors and the Members’ CEOs (or their designees).  But if the CEOs (or their designees) are unable to resolve the dispute, then notwithstanding anything else in this Agreement to the contrary, as soon as is reasonably practicable, but in any event not less than one hundred twenty (120) days after receipt of the AFAM Request, the Company, CHS and AFAM shall complete the distributions of the ownership interests in the AF-CH-HH Subsidiary(ies) as set forth in the AFAM Request, except as otherwise prohibited by law.  For each such joint venture created through the transactions set forth in this Section 17.19, the parties shall enter into a limited liability company agreement on substantially the same terms as this Agreement and a management agreement, affiliation agreement, cash management agreement and license agreement with the same material terms as the current Management Agreement, Affiliation Agreement, Cash Management Agreement and License Agreement that are each referenced in this Agreement or the Purchase Agreement.

17.20                 Affiliate Hospital Accounting.  In its capacity as Manager, AFAM shall, for each accounting period of the Company, provide the CHS Member with a schedule of the operating results of each home health agency.  The CHS Member shall, in its internal books and records in its routine accounting process credit each Affiliate Hospital that has been identified by AFAM as having an impact with its proportional share of the earnings of any home health agency affiliated with each Affiliate Hospital.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Members have entered into this Agreement as of the date first written above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Kenneth D. Hawkins
Kenneth D. Hawkins, Senior Vice President

NATIONAL HEALTH INDUSTRIES, INC.

By:	/s/ P. Todd Lyles
P. Todd Lyles, Senior Vice President

EXHIBIT A
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
AF-CH-HH, LLC

Allocations of Profit and Loss
and Other Tax Matters

ARTICLE 1

Section 1.1 Definitions.  The following definitions shall be applicable in this Exhibit A and as used in the Agreement:

(a)                                 Adjusted Capital Account Deficit.

“Adjusted Capital Account Deficit” shall mean with respect to any Member, the deficit balance, if any, in such Member’s Section 704 Capital Account as of the end of any relevant fiscal year, after giving effect to the following adjustments:

(i)                                     credit to such Section 704 Capital Account any amount that such Member is obligated to restore to the Company under Section 1.704-1(b)(2)(ii)(c) of the Regulations, as well as any addition thereto pursuant to the next to last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations;

(ii)                                  debit to such Section 704 Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

This definition is intended to comply with the provisions of Sections 1.704-1(b)(2)(d) and 1.704-2 of the Regulations and shall be interpreted consistently with those provisions.

(b)                                 Adjusted Net Income Or Loss.

“Adjusted Net Income Or Loss” for any fiscal year (or portion thereof) shall mean the excess (or deficit) of (x) the Gross Income for such period (not including Gross Income (if any) allocated during such period pursuant to Sections 3.1(a), 3.1(b) and 3.1(c) and Section 3.4 hereof) over (y) the Deductible Expenses for such period (not including Deductible Expenses (if any) allocated during such period pursuant to Sections 3.1(d) and 3.1(e) hereof) with the following modifications:

(i)                                     Any item of Company profit that is exempt from federal income tax and not otherwise taken into account in computing Adjusted Net Income Or Loss pursuant to this Section 1.1(b) shall be treated as additional Gross Income and, if not otherwise allocated pursuant to Section 3.1(a), 3.1(b) or 3.1(c) hereof, added to the amount otherwise calculated as Adjusted Net Income Or Loss under Section 1.1(b); and

(ii)                                  Any Company expenditure that is described in Section 705(a)(2)(B) of the Code (relating to Company expenditures that are not deductible for federal income tax purposes in computing taxable income and not properly chargeable to capital), or treated as so described pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Adjusted Net Income Or Loss pursuant to this Section 1.1(b) shall be treated as an additional Deductible Expense and, if not otherwise allocated pursuant to Section 3.1(d) or 3.1(e) hereof, subtracted from the amount otherwise calculated as Adjusted Net Income Or Loss under this Section 1.1(b).

(c)                                  Agreed Value.

“Agreed Value” of any property contributed to the capital of the Company shall mean the fair market value of such property at the time of contribution (as agreed to in writing by the Members without regard to Section 7701(g) of the Code (i.e., determined without regard to the amount of Nonrecourse Liabilities to which such property is subject)).

(d)                                 Book Basis.

The initial “Book Basis” of any Company property shall be equal to the Company’s initial adjusted tax basis in such property; provided, however, that the initial “Book Basis” of any Company property contributed to the capital of the Company shall be equal to the Agreed Value of such property.  Effective immediately after giving effect to the allocations of profit and loss, as computed for book purposes, for each Fiscal Year under Section 3.1 hereof, the Book Basis of each Company property shall be adjusted downward by the amount of Book Depreciation allowable to the Company for such Fiscal Year with respect to such property.  In addition, effective immediately prior to any Revaluation Event, the Book Basis of each Company property shall be further adjusted upward or downward, as necessary, so as to equal the fair market value of such property at the time of such Revaluation Event (as agreed to in writing by the Members taking Section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)).

(e)                                  Book Depreciation.

The amount of “Book Depreciation” allowable to the Company for any Fiscal Year with respect to any Company property shall be equal to the product of (1) the amount of Tax Depreciation allowable to the Company for such year with respect to such property, multiplied by (2) a fraction, the numerator of which is the property’s Book Basis as of the beginning of such year (or the date of acquisition if the property is acquired during such year) and the denominator of which is the property’s adjusted tax basis as of the beginning of such year (or the date of acquisition if the property is acquired during such year).  If the denominator of the fraction described in clause (2) above is equal to zero, the amount of “Book Depreciation” allowable to the Company for any Fiscal Year with respect to the Company property in question shall be determined under any reasonable method selected by the Manager.

(f)                                   Book Gain Or Loss.

“Book Gain Or Loss” realized by the Company in connection with the disposition of any Company property shall mean the excess (or deficit) of (1) the amount realized by the Company in connection with such disposition (as determined under Section 1001 of the Code) over (2) the Book Basis of such property at the time of the disposition.

(g)                                  Book/Tax Disparity Property.

“Book/Tax Disparity Property” shall mean any Company property that has a Book Basis which is different from its adjusted tax basis to the Company.  Thus, any property that is contributed to the capital of the Company by a Member shall be a “Book/Tax Disparity Property” if its Agreed Value is not equal to the Company’s initial tax basis in the property.  In addition, once the Book Basis of a Company property is adjusted in connection with a Revaluation Event to an amount other than its adjusted tax basis to the Company, the property shall thereafter be a “Book/Tax Disparity Property.”

(h)                                 Capital Transaction.

“Capital Transaction” shall mean (1) any transaction pursuant to which the Company borrows funds, all or part of the Company’s properties are sold, condemned, exchanged, abandoned or otherwise disposed of, insurance proceeds or other damages are recovered by the Company or (2) any other transaction which, in accordance with generally accepted accounting principles, is considered capital in nature (including, without limitation, any transaction that is entered into in connection with, or results in, the Liquidation of the Company).

(i)                                     Company Minimum Gain.

“Company Minimum Gain” shall mean the amount of Company “minimum gain” that is computed strictly in accordance with the principles of Section 1.704-2(d)(1) of the Regulations.  A Member’s share of such “Company Minimum Gain” shall be calculated in accordance with the provisions of Section 1.704-2(g) of the Regulations.

(j)                                    Deductible Expenses.

“Deductible Expenses” for any Fiscal Year (or portion thereof) shall mean all items, as calculated for book purposes, which are allowable as deductions to the Company for such period under Federal income tax accounting principles (including Book Depreciation, but excluding any expense or deduction attributable to a Capital Transaction).

(k)                                 Economic Risk Of Loss.

“Economic Risk Of Loss” borne by any Member for any Company liability shall mean the aggregate amount of economic risk of loss that such Member and all Related Persons to such Member are treated as bearing with respect to such liability pursuant to Section 1.752-2 of the Regulations.

(l)                                     Gross Income.

“Gross Income” for any Fiscal Year (or portion thereof) shall mean the gross income derived by the Company from all sources (other than from capital contributions and loans to the Company and other than from a Capital Transaction) during such period, as calculated for book purposes in accordance with Federal income tax accounting principles.

(m)                             Liquidation.

“Liquidation” of a Member’s Units or other interest in the Company shall mean and be deemed to occur upon the earlier of (1) the date upon which the Company is terminated under Section 708(b)(1) of the Code, (2) the date upon which the Company ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Company properties to the Members) or (3) the date upon which there is a liquidation of the Member’s Units or other interest in the Company (but the Company is not terminated) under Section 1.761-1(d) of the Regulations.  “Liquidation” of the Company shall mean and be deemed to occur upon the earlier of (a) the date upon which the Company is terminated under Section 708(b)(1) of the Code or (b) the date upon which the Company ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Company properties to the Members).

(n)                                 Member Nonrecourse Debt Minimum Gain.

“Member Nonrecourse Debt Minimum Gain” shall mean the amount of Company “minimum gain” that is computed strictly in accordance with the principles of Section 1.704-2(i)(2) of the Regulations.  A Member’s share of such “Member Nonrecourse Debt Minimum Gain” shall be calculated in accordance with the provisions of Section 1.704-2(i)(5) of the Regulations.

(o)                                 Member Nonrecourse Debt.

“Member Nonrecourse Debt” shall mean any Company liability that is treated as a “partner nonrecourse debt” under Section 1.704-2(b)(4) of the Regulations.

(p)                                 Member Nonrecourse Deductions.

“Member Nonrecourse Deductions” shall mean any and all items of Book Depreciation and other Deductible Expenses that are treated as “partner nonrecourse deductions” under Section 1.704-2(i) of the Regulations.

(q)                                 Modified 752 Share Of Recourse Debt.

“Modified 752 Share of Recourse Debt” of any Member shall mean, as of any date, the Economic Risk Of Loss borne by such Member with respect to Recourse Debt of the Company (determined, as of the date in question, by assuming, for purposes of Section 1.752-2 of the Regulations, that the Company constructively liquidates on such date (within the meaning of Section 1.752-2 of the Regulations) except that all Company properties shall be deemed thereunder to be transferred in fully taxable exchanges for an aggregate amount of cash consideration equal to their respective Book Bases and such consideration shall be deemed thereunder to be used, in the appropriate order of priority, in full or partial satisfaction of all Company liabilities).

(r)                                    Nonrecourse Deductions.

“Nonrecourse Deductions” shall mean any and all items of Book Depreciation and other Deductible Expenses that are treated as “nonrecourse deductions” under Section 1.704-2(c) of the Regulations.

(s)                                   Nonrecourse Liability.

“Nonrecourse Liability” shall mean any Company liability treated as a “nonrecourse liability” under Section 1.704-2(b)(3) of the Regulations.  Subject to the foregoing sentence, “Nonrecourse Liability” shall mean any Company liability (or portion thereof) for which no Member bears the Economic Risk Of Loss.

(t)                                    Recourse Debt.

“Recourse Debt” shall mean any Company liability (or portion thereof) that is neither a Nonrecourse Liability nor a Member Nonrecourse Debt.

(u)                                 Related Person.

“Related Person” shall mean, as to any Member, any person who is related to such Member (within the meaning of Section 1.752-4(b) of the Regulations).

(v)                                 Revaluation Event.

“Revaluation Event” shall mean any of the following occurrences:  (1) the contribution of money or other property (other than a de minimis amount) by a new or existing Member to the capital of the Company as consideration for the issuance of additional Units or other interest in the Company; (2) the distribution of money or other property (other than a de minimis amount) by the Company to a retiring or continuing Member as consideration for Units or other interest in the Company, including any deemed issuance of Units pursuant to Section 4.2 of the Agreement; or (3) the termination of the Company for federal income tax purposes under Section 708(b)(1)(B) of the Code; provided, however, that the occurrence of an event described in clause (1) or (2) above shall not constitute a Revaluation Event if the Board of Directors reasonably determines that it is not necessary to adjust the Book Bases of the Company’s assets or the Members’ Capital Accounts in connection with the occurrence of any such event.

(w)                               Section 704 Capital Account.

“Section 704 Capital Account” shall have the meaning assigned to such term in Article 2 of this Exhibit A.

(x)                                 Tax Depreciation.

“Tax Depreciation” for any Fiscal Year shall mean the amount of depreciation, cost recovery or other amortization deductions allowable to the Company for Federal income tax purposes for such year.

(y)                                 Tax Items.

“Tax Items” shall mean, with respect to any property, all items of profit and loss (including Tax Depreciation) recognized by or allowable to the Company with respect to such property, as computed for Federal income tax purposes.

(z)                                  Unrealized Book Gain Or Loss.

“Unrealized Book Gain Or Loss” with respect to any Company property shall mean the excess (or deficit) of (1) the fair market value of such property (as agreed to in writing by the Members taking Section 7701(g) of the Code into account (i.e., such value shall not be agreed to be less than the amount of Nonrecourse Liabilities to which such property is subject)), over (2) the Book Basis of such property.

ARTICLE 2

SECTION 704 CAPITAL ACCOUNTS

A “Section 704 Capital Account” (herein so called) shall be determined and maintained for each Member throughout the full term of the Agreement in accordance with Article IV of the Agreement.

ARTICLE 3

ALLOCATIONS OF PROFIT AND LOSS

Section 3.1                                    Allocation of Book Items.

Subject to the provisions of Sections 3.3 and 3.4 of this Exhibit A, all items of profit and loss realized by the Company during each fiscal year shall be allocated among the Members (after giving effect to all adjustments attributable to all contributions and distributions of money and property effected during such year) in the manner prescribed in this Section 3.1.

(a)                                 Pursuant to Section 1.704-2(f) of the Regulations (relating to minimum gain chargebacks), if there is a net decrease in Company Minimum Gain for such year (or if there was a net decrease in Company Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of Gross Income and Book Gain during prior years to allocate among the Members under this Section 3.1(a)), then items of Gross Income and Book Gain shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such year, to each Member in an amount equal to such Member’s share of the net decrease in such Company Minimum Gain.

(b)                                 Pursuant to Section 1.704-2(i)(4) of the Regulations (relating to minimum gain chargebacks), if there is a net decrease in Member Nonrecourse Debt Minimum Gain with respect to a Member Nonrecourse Debt for such year (or if there was a net decrease in such Member Nonrecourse Debt Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of Gross Income and Book Gain during prior years to allocate among the Members under this Section 3.1(b)), then items of Gross Income and Book Gain shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such year, to each Member with a share of such Member Nonrecourse Debt

Minimum Gain as of the first day of such year in an amount equal to such Member’s share of the net decrease in such Member Nonrecourse Debt Minimum Gain.

(c)                                  Pursuant to Section 1.704-1(b)(2)(ii)(d) of the Regulations (relating to “qualified income offsets”), if a transaction described in Section 1.704(b)(2)(ii)(d)(4), (5) and (6) of the Regulations occurs unexpectedly, items of Company income and gain shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this Section 3.1 for such year, among each Member with an Adjusted Capital Account Deficit in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.1(c) shall be made only if, and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.1(c) were not in this Exhibit A.

(d)                                 All Member Nonrecourse Deductions attributable to a Member Nonrecourse Debt shall be allocated among the Members bearing the Economic Risk Of Loss for such debt; provided, however, that if more than one Member bears the Economic Risk Of Loss for such debt, the Member Nonrecourse Deductions attributable to such debt shall be allocated to and among such Members, pro rata in the same proportion that their Economic Risks Of Loss bear to one another.

(e)                                  All Nonrecourse Deductions shall be allocated among the Members, pro rata in accordance with their respective Sharing Percentages.

(f)                                   Any Adjusted Net Income realized by the Company for such year and, except as provided in Section 3.1(h) hereof, any Book Gain derived from a Capital Transaction occurring during such year and not allocated pursuant to Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), and 3.1(e) and Section 3.4 hereof, shall be allocated among the Members, as necessary, so as to cause the balances in their respective Section 704 Capital Accounts to be in the same ratio to one another as are their Sharing Percentages, with all remaining amounts of Adjusted Net Income and Book Loss to be allocated to the Members pro rata in accordance with their respective Sharing Percentages.

(g)                                  Any Adjusted Net Loss realized by the Company for such year and, except as provided in Section 3.1(h) hereof, any Book Loss derived from a Capital Transaction occurring during such year and not allocated pursuant to Sections 3.1(a), 3.1(b), 3.1(c), 3,1(d), and 3.1(e) and Section 3.4 hereof, shall be allocated among the Members, as necessary, so as to cause the balances in their respective Section 704 Capital Accounts to be in the same ratio to one another as are their Sharing Percentages, with all remaining amounts of Adjusted Net Loss and Book Loss to be allocated to the Members pro rata in accordance with their respective Sharing Percentages.

(h)                                 Book Gain Or Loss derived from a Capital Transaction that is entered into in connection with, or results in, the Liquidation of the Company shall be allocated among the Members as follows in the following order of priority (after giving effect to all adjustments attributable to allocations of items of Company profit and loss made pursuant to the preceding provisions of this Section 3.1 and Section 3.4 for such year and after giving effect to all adjustments attributable to contributions and distributions or money and property effected prior to such determination):

(i)                                     Book Gain remaining after the allocations provided for in Sections 3.1(a), 3.1(b) and 3.1(c) hereof shall be allocated as follows and in the following order of priority:

(A)                               First:  Book Gain equal to the deficit balance (if any) in each Member’s Capital Account shall be allocated to such Member.

(B)                               Second:  An amount of Book Gain shall be allocated next among the Members to the least extent necessary to cause their positive Section 704 Capital Account balances to equal their respective Sharing Percentages.

(C)                               Third:  All remaining amounts of Book Gain shall be allocated among the Members pro rata in accordance with their respective Sharing Percentages.

(ii)                                  Book Loss (if any) shall be allocated as follows and in the following order of priority:

(A)                               First:  Book Loss shall be allocated to the Members to the least extent necessary to cause the positive balances in their Section 704 Capital Accounts to be in the same proportion to one another as are their respective Sharing Percentages.

(B)                               Second: All remaining amounts of Book Loss shall be allocated among the Members pro rata in accordance with their respective Sharing Percentages.

(i)                                     For purposes of determining the nature (as ordinary or capital) of any Company profit allocated among the Members for Federal income tax purposes pursuant to this Section 3.1, the portion of such profit required to be recognized as ordinary income pursuant to Sections 1245 and/or 1250 of the Code shall be deemed to be allocated among the Members in the same proportion that they were allocated and they claimed the Book Depreciation deductions, or basis reductions, directly or indirectly giving rise to such treatment under Sections 1245 and/or 1250 of the Code.

(j)                                    The parties intend that the foregoing allocation provisions of this Section 3.1 shall produce Section 704 Capital Account balances of the Members that will permit liquidating distributions that are made in accordance with final Capital Account balances under Section 17.3 of the Agreement to be made to the Members, pro rata in accordance with their respective Sharing Percentages.  To the extent that the allocation provisions of this Section 3.1 would fail to cause the Members’ final Capital Account balances to be in such ratio, (i) such provisions shall be amended by the Members if and to the extent necessary to produce such result and (ii) taxable income and taxable loss of the Company for prior open years (or items of Gross Income and Deductible Expenses of the Company for such years) shall be reallocated among the Members to the extent it is not possible to achieve such result with allocations of items of income (including

Gross Income) and Deductible Expenses for the current year and future years.  This Section 3.1(j) shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority.

Section 3.2                                    Allocation Of Tax Items.

(a)                                 Except as otherwise provided in the succeeding provisions of this Section 3.2, each Tax Item shall be allocated among the Members in the same manner as each correlative item of profit or loss, as calculated for book purposes, is allocated pursuant to the provisions of Section 3.1 and Section 3.4 hereof.

(b)                                 The Members hereby acknowledge that all Tax Items in respect of any Book/Tax Disparity Property owned by the Company are required to be allocated among the Members in the same manner as under Section 704(c) of the Code (as specified in Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g) of the Regulations) and that the principles of Section 704(c) of the Code require that such Tax Items must be shared among the Members so as to take account of the variation between the adjusted tax basis and Book Basis of each such Book/Tax Disparity Property.  Thus, notwithstanding anything in Sections 3.1 or 3.2(a) to the contrary, the Members’ distributive shares of Tax Items in respect of each Book/Tax Disparity Property shall be separately determined and allocated among the Members in accordance with the principles of Section 704(c) of the Code.  For purposes of making tax allocations pursuant to Section 704(c) of the Code (including allocations pursuant to Section 1.704-1(b)(2)(iv)(f) if a Revaluation Event occurs) the Manager shall determine the method or methods to be used by the Company.

Section 3.3                                    Allocations Of Profit And Loss And Distributions In Respect Of Interests Transferred.

(a)                                 If any Unit or other interest in the Company is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year, each item of Adjusted Net Income Or Loss, Book Gain Or Loss and other Company profit and loss for such year shall be divided and allocated among the Members in question by taking account of their varying interests in the Company during such year on a daily, monthly or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Regulations thereunder.

(b)                                 Distributions of Company properties in respect of a Unit or other interest in the Company shall be made only to the persons or entities who, according to the Company’s books and records, are the holders of record of the Units or other interests in the Company in respect of which such distributions are made on the actual date of distribution.  Neither the Company nor the Manager shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Manager has knowledge or notice of any transfer or purported transfer of ownership of any Unit or other interest in the Company.

(c)                                  Notwithstanding any provision above to the contrary, Book Gain Or Loss (and taxable gain or loss to the extent permitted by the Code and Regulations) realized in connection with a sale or other disposition of any Company properties shall be allocated solely among the parties owning Units or other interests in the Company as of the date such sale or other disposition occurs.

EXHIBIT B
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
AF-CH-HH, LLC

NAME OF MEMBER	CAPITAL CONTRIBUTION(1)	UNITS
National Health Industries, Inc. 9510 Ormsby Station Road, Suite 300 Louisville, Kentucky 40223 Attn: President Fax: (502) 891-8067	$128,000,000	80
CHS/Community Health Systems, Inc. 4000 Meridian Boulevard Franklin, Tennessee 37067 Attn: Senior Vice President- Development Fax: (615) 465-3012	$32,000,000	20

(1)  The aggregate Capital Contributions of CHS and AFAM reflect the agreed-upon Enterprise Value of the Company.  The final determination of Enterprise Value and the corresponding Capital Contributions of CHS and AFAM are subject to adjustment in the manner prescribed in Article 1 of the Purchase Agreement, which process shall not be completed for several months after the date of this Agreement.  Upon completion of the adjustment process set forth in the Purchase Agreement, the Capital Contribution amounts set forth in this Exhibit B shall be adjusted appropriately to reflect the final determination of “Enterprise Value”.

B-1

SCHEDULE 4.2(b)

Additional Capital Contributions with respect to Excluded Agencies

To the extent that CHS or any of its Affiliates receive any distributions or other compensation or sales or other proceeds with respect to any of the following agencies, CHS shall contribute, or cause its Affiliate to contribute, such amounts to the Company as an additional Capital Contribution pursuant to Section 4.2(b); provided, however, such distributions shall not include any distributions payable in respect of periods prior to the Effective Time.

Mat-Su Regional Home Care	Mat-Su Valley II, LLC (Palmer-Wasilla Health System, LLC {CHS entity} owns 65%. Valley Hospital Association, Inc. owns 35%)	Wasilla, AK
Mat-Su Regional Hospice	Mat-Su Valley II, LLC (Palmer-Wasilla Health System, LLC {CHS entity} owns 65%. Valley Hospital Association, Inc. owns 35%)	Wasilla, AK
La Porte Home Care Services	La Porte Home Care Services, LLC (owned 100% by La Porte Health System, LLC, which is owned 80% by Frankfort Health Partner, Inc. {CHS entity} and 20% by Indiana University Health, Inc.)	La Porte, IN

B-2